Exhibit 99.1

NEWS RELEASE

For Immediate Release

NCO GROUP ANNOUNCES

FIRST QUARTER 2008 RESULTS

HORSHAM, PA, May 16, 2008 - NCO Group, Inc. (“NCO” or the “Company”), a leading provider of business process outsourcing services, announced today that during the first quarter of 2008 it had revenue of $364.6 million, EBITDA of $36.8 million and a net loss of $9.2 million. These results, which were above the Company’s expectations, included approximately $5.5 million of nonrecurring charges primarily related to the acquisition of Systems & Services Technologies, Inc. (“SST”).

NCO is organized into three operating divisions: Accounts Receivable Management (“ARM”), Customer Relationship Management (“CRM”) and Portfolio Management. During the first quarter of 2008, the ARM division operated above its revenue and profitability targets, primarily as a result of better than expected demand for early stage delinquency collection services, partially offset by the effect of the overall weaker than expected collection environment on third-party collections. During the quarter, the CRM division operated above its revenue and profitability targets primarily as a result of greater than expected volume from certain existing client programs and faster than expected ramp-up of new client opportunities. During the quarter, the Portfolio Management division operated below its targets for revenue, profitability, and new purchases, primarily as a result of further deterioration in consumer payment patterns and a weaker than expected portfolio sale environment. The Portfolio Management division’s results included an additional $6.2 million allowance for impairment.

Commenting on the quarter Michael J. Barrist, Chairman and Chief Executive Officer, stated, “The first quarter of 2008 was very productive for NCO at several levels. Our ARM and CRM divisions exceeded expectations as a result of a stronger than anticipated environment for opportunity driven by the current economy and several rapidly growing client relationships. While our Portfolio business lagged our expectations, we believe our continued focus on underwriting discipline and efficiency has positioned NCO to take full advantage of the opportunities we expect will surface as pricing continues to rationalize. Additionally, during the quarter we completed the acquisitions of SST and Outsourcing Solutions Inc. I am pleased to report that both of these acquisitions are proceeding well and we are currently meeting or exceeding all of our operating and integration expectations.”

On January 2, 2008, NCO acquired SST, a third-party consumer receivable servicer. Prior to the acquisition, SST was a wholly-owned subsidiary of JPMorgan Chase & Co. (“JPM”). JPM also owns One Equity Partners (“OEP”) which has had a controlling interest in NCO since the going-private transaction on November 15, 2006. Under applicable accounting rules, the common ownership required restatement of NCO’s financial statements for all periods subsequent to November 15, 2006. Accordingly, all of NCO’s prior year financial information included in this press release have been restated to present the combined results of NCO and SST. For further information, see Note 2 in the Notes to the Consolidated Financial Statements in NCO’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2008.

The Company also announced that it will host an investor conference call on Wednesday, May 21, 2008, at 11:00 a.m., ET, to address the items discussed above in more detail and to allow the investment community an opportunity to ask questions. Interested parties can access the conference call by dialing (888) 209-7450 (domestic callers) or (706) 634-6082 (international callers) and providing the pass code 48393929. A taped replay of the conference call will be made available for seven days and can be accessed by interested parties by dialing (800) 642-1687 (domestic callers) or (706) 645-9291 (international callers) and providing the pass code 48393929.

About NCO Group, Inc.

NCO Group, Inc. is a global provider of business process outsourcing services, primarily focused on accounts receivable management and customer relationship management. NCO provides services through over 140 offices in the United States, Canada, the Philippines, Panama, the Caribbean, India, the United Kingdom, Mexico and Australia.

For further information contact:

NCO Investor Relations

(215) 441-3000

Certain statements in this press release, including, without limitation, statements as to fluctuations in quarterly operating results, statements as to acquisition integrations and operating efficiencies, statements about expected opportunities in the portfolio market, statements as to trends, statements as to NCO’s or management’s beliefs, expectations or opinions, and all other statements in this press release, other than historical facts, are forward-looking statements, as such term is defined in the Securities Exchange Act of 1934, which are intended to be covered by the safe harbors created thereby. Forward-looking statements are subject to risks and uncertainties, are subject to change at any time and may be affected by various factors that may cause actual results to differ materially from the expected or planned results. In addition to the factors discussed above, certain other factors, including without limitation, the risk that NCO will not be able to implement its business strategy as and when planned, the risk that NCO will not be able to realize operating efficiencies in the integration of its acquisitions, risks related to NCO’s significant level of debt, risks related to union organizing efforts at the Company’s facilities, risks related to past and possible future terrorists attacks, risks related to the economy, the risk that NCO will not be able to improve margins, risks relating to growth and acquisitions, risks related to fluctuations in quarterly operating results, risks related to the timing of contracts, risks related to international operations and other risks detailed from time to time in NCO’s filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended December 31, 2007, can cause actual results and developments to be materially different from those expressed or implied by such forward-looking statements. The Company disclaims any intent or obligation to publicly update or revise any forward-looking statements, regardless of whether new information becomes available, future developments occur or otherwise.

NCO GROUP, INC.

Unaudited Selected Financial Data

(in thousands)

	For the Three Months Ended March 31,
	2008(1)	2007
Condensed Statements of Operations:
Revenues	$364,568	$335,138

Operating costs and expenses:
Payroll and related expenses	196,419	172,107
Selling, general and admin. expenses	128,818	116,360
Depreciation and amortization expense	27,786	24,928
Restructuring charges	2,641	—

	355,664	313,395

Income from operations	8,904	21,743

Other expense	21,709	23,629

Loss before income taxes	(12,805)	(1,886)

Income tax benefit	(3,896)	(1,556)

Loss before minority interest	(8,909)	(330)

Minority interest	(327)	(2,120)

Net loss	$(9,236)	$(2,450)

	For the Three Months Ended March 31,
	2008	2007
Selected Cash Flow Information:
Net cash provided by operating activities	$29,650	$19,275
Purchases of accounts receivable	39,368	37,602
Purchases of property and equipment	7,920	6,670

	As of March 31, 2008	As of December 31, 2007
Selected Balance Sheet Information:
Cash and cash equivalents	$46,555	$31,283
Working capital	130,925	162,471
Long-term debt, including current portion	1,072,969	927,696

NCO GROUP, INC.

Unaudited Selected Segment Financial Data

(in thousands)

	For the Three Months Ended March 31, 2008(1)
	ARM	CRM	Portfolio Management	Intercompany Eliminations		Consolidated
Revenues	$273,191	$85,749	$28,700	$(23,072	)(2)(3)	$364,568

Operating costs and expenses:
Payroll and related expenses	130,342	64,181	2,093	(197	)(3)	196,419
Selling, general and admin. expenses	113,004	15,033	23,656	(22,875	)(2)	128,818
Depreciation and amortization expense	16,429	9,991	1,366	—		27,786
Restructuring charges	2,524	117	—	—		2,641

	262,299	89,322	27,115	(23,072)		355,664

Income (loss) from operations	$10,892	$(3,573)	$1,585	$—		$8,904

	For the Three Months Ended March 31, 2007
	ARM	CRM	Portfolio Management	Intercompany Eliminations		Consolidated
Revenues	$239,943	$79,131	$43,860	$(27,796	)(2)(3)	$335,138

Operating costs and expenses:
Payroll and related expenses	111,195	59,027	1,974	(89	)(3)	172,107
Selling, general and admin. expenses	102,674	12,892	28,501	(27,707	)(2)	116,360
Depreciation and amortization expense	16,765	7,267	896	—		24,928

	230,634	79,186	31,371	(27,796)		313,395

Income (loss) from operations	$9,309	$(55)	$12,489	$—		$21,743

NCO GROUP, INC.

Reconciliation of unaudited EBITDA to Net Loss(4)

(in thousands)

	For the Three Months Ended March 31,
	2008	2007
Net loss	$(9,236)	$(2,450)
Income tax benefit	(3,896)	(1,556)
Interest expense, net	22,127	22,949
Depreciation and amortization	27,786	24,928

EBITDA(4)	$36,781	$43,871

(1)	Includes $5.5 million of nonrecurring charges primarily related to the acquisition of Systems & Services Technologies, Inc.
(2)	Represents the elimination of intercompany revenue for services provided by ARM to Portfolio Management.
(3)	Represents the elimination of intercompany revenue for services provided by CRM to ARM.
(4)	Earnings before interest expense, taxes, depreciation and amortization, referred to as EBITDA, is presented since certain investors use this as a measurement of the Company’s ability to service its debt. It is not intended to report the Company’s operating results or free cash flow in conformity with accounting principles generally accepted in the United States. EBITDA as presented herein is not necessarily comparable to similarly titled measures of other companies.